UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 6, 2005

LODGENET ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD		57107

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     LodgeNet Entertainment Corporation today will make a presentation at the UBS 33rd Annual Media Week conference regarding its operations and business. The PowerPoint slide presentation to be used during LodgeNet’s presentation regarding its operations and business is furnished as Exhibit 99.1.
     LodgeNet also issued a press release today, a copy of which is attached as Exhibit 99.2. The press release contains information announced during LodgeNet’s presentation at the UBS 33rd Annual Media Week conference, including (i) LodgeNet’s recently-completed alliance with Starwood Hotels and Resorts which names LodgeNet the sole preferred provider for interactive television services for Starwood’s Westin, W, Sheraton and Four Points by Sheraton brands located in the United States, Canada, Puerto Rico and the U.S. Virgin Islands and (ii) a reaffirmation of its year-end 2005 financial guidance.
     The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

99.1	PowerPoint Slides (furnished)

99.2	Press Release (furnished)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2005	By /s/ Scott C. Petersen
Scott C. Petersen
Its President and Chief Executive Officer